    As filed with the Securities and Exchange Commission on August 28, 1998
                                                       Registration No. 333-____

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              UNIPHASE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                              94-2579683
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                              163 Baypointe Parkway
                           San Jose, California 95134
           (Address of Principal Executive Office, Including Zip Code)

                              UNIPHASE CORPORATION
                        1998 EMPLOYEE STOCK PURCHASE PLAN
             AMENDED AND RESTATED 1993 FLEXIBLE STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                               Kevin N. Kalkhoven
                       Chairman of the Board of Directors,
                      President and Chief Executive Officer
                              Uniphase Corporation
                              163 Baypointe Parkway
                           San Jose, California 95134
                     (Name and Address of Agent for Service)

                                 (408) 434-1800
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                            Michael C. Phillips, Esq.
                              Janet S. Herman, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                           Palo Alto, California 94304

============================================================================================================================
                                              CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                  PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE        OFFERING PRICE PER      PROPOSED MAXIMUM AGGREGATE         AMOUNT OF
     BE REGISTERED            REGISTERED             SHARE (1)               OFFERING PRICE (1)          REGISTRATION FEE
------------------------ --------------------- ----------------------- ------------------------------- ---------------------
Common Stock, $0.001          3,000,000               $52.4375                   $147,187,500                $43,421
per value per share
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon an average of the high and low prices of Uniphase Corporation common stock reported on the Nasdaq National Market on August 27, 1998.

     In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

     In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statements on Form S-8, Commission File Nos. 333-09937 and 333-39423, including exhibits thereto, and the documents listed below are hereby incorporated by reference into this Registration Statement and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

          (1) the Registrant's Annual Report on Form 10-K for its fiscal year ended June 30, 1997;

          (2) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on November 15, 1993; and

          (3) the Company's Quarterly Reports on Form 10-Q filed on October 27, 1997, February 9, 1998 and May 11, 1998; Current Report on Form 8-K filed on June 24, 1998; and Form 8-K/A filed on August 12, 1997, October 6, 1997 and August 24, 1998.


Item 8.  Exhibits.

         Exhibit
         Number       Description
         -------      -----------
          5.1         Opinion of Morrison & Foerster LLP, with respect to the
                      legality of the Common Stock to be registered hereunder.

         23.1         Consent of Counsel (included in Exhibit 5.1)

         23.2         Consent of Ernst & Young LLP, Independent Auditors

         23.3         Consent of ATAG Ernst & Young AG, Independent Auditors

         23.4         Consent of Moret Ernst & Young Accountants, Independent
                      Auditors

         25.1         Power of Attorney (contained in the signature page hereto)

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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Uniphase Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 28, 1998.

                                       UNIPHASE CORPORATION


                                       By: /s/ Kevin N. Kalkhoven
                                           -------------------------------------
                                           Kevin N. Kalkhoven
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Kevin N. Kalkhoven and Anthony R. Muller, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                             Capacity                        Date
---------                             --------                        ----
/s/ Kevin N. Kalkhoven                Chairman of the Board of        August 28, 1998
------------------------------        Directors, President and
     Kevin N. Kalkhoven               Chief Executive Officer
                                      (Principal Executive
                                      Officer)

/s/ Anthony R. Muller                 Vice President, Finance,        August 28, 1998
------------------------------        Chief Financial Officer and
      Anthony R. Muller               Secretary (Principal
                                      Financial and Accounting
                                      Officer)

/s/ Robert C. Fink                    Director                        August 28, 1998
------------------------------
       Robert C. Fink

Signature                             Capacity                        Date
---------                             --------                        ----

                                      Director                        August __, 1998
------------------------------
      Peter Guglielmi


                                      Director                        August __, 1998
------------------------------
      Martin Kaplan


/s/ Catherine P. Lego                 Director                        August 28, 1998
------------------------------
      Catherine P. Lego


                                      Director                        August __, 1998
------------------------------
      Stephen C. Johnson


/s/ Wilson Sibbett, Ph.D              Director                        August 28, 1998
------------------------------
     Wilson Sibbett, Ph.D


/s/ Casimir S. Skrzypczak             Director                        August 28, 1998
------------------------------
     Casimir S. Skrzypczak


                                INDEX TO EXHIBITS

         Exhibit
         Number    Description
         -------   -----------
          5.1      Opinion of Morrison & Foerster LLP, with respect to the
                   legality of the Common Stock to be registered hereunder.

         23.1      Consent of Counsel (included in Exhibit 5.1)

         23.2      Consent of Ernst & Young LLP, Independent Auditors

         23.3      Consent of ATAG Ernst & Young AG, Independent Auditors

         23.4      Consent of Moret Ernst & Young Accountants, Independent
                   Auditors

         25.1      Power of Attorney (contained in the signature page hereto)

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